As filed with the Securities and Exchange Act on July 2, 2010

Registration No. 333-163779
333-158320
333-146596

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as Specified in Its Charter)

Minnesota	95-3848122
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

315 Manitoba Avenue, Suite 200 Wayzata, Minnesota 55391 (952) 476-9800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Reger
Chief Executive Officer
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota 55391
(952) 476-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.          ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.           ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.           ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.          ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.           ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, $.001 par value per share	N/A	N/A	N/A	N/A

(1)

The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-3 (File Nos. 333-163779, 333-158320 and 333-146596). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No.1.

EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 to Registration Statements on Form S-3 (File No. 333-163779, 333-158320, and 333-146596) is being filed for the purpose of (i) complying with Rule 414 under the Securities Act of 1933, as amended and (ii) filing additional exhibits to the registration statements. No changes or additions are being made hereby to the existing prospectuses that already form a part of such registration statements. Accordingly, such existing prospectuses are being omitted from this filing.

          Rule 414 under the Securities Act of 1933, as amended, requires this post-effective amendment to be filed by Northern Oil and Gas, Inc., a Minnesota corporation (which we refer to as “Northern Oil Minnesota” in this explanatory note), as successor to Northern Oil and Gas, Inc., a Nevada corporation (which we refer to as Northern Oil Nevada in this explanatory statement). This post-effective amendment amends the registration statements referred to above, which were filed by Northern Oil Nevada prior to the merger described below.

          On June 30, 2010, Northern Oil Nevada merged with and into its newly formed Minnesota subsidiary, Northern Oil Minnesota, with Northern Oil Minnesota as the surviving corporation. The purpose of the merger was to reincorporate Northern Oil Nevada in the State of Minnesota. As a result of the merger, (i) each share of Northern Oil Nevada’s common stock outstanding immediately before the merger was automatically converted into one share of the Northern Oil Minnesota’s common stock, and (ii) each share of Northern Oil Minnesota’s common stock outstanding immediately before the merger was cancelled. Northern Oil Minnesota will continue to be engaged in the same business that Northern Oil Nevada was engaged in before the merger.

          Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, Northern Oil Minnesota, by virtue of this post-effective amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          Not applicable.

Item 15. Indemnification of Directors and Officers

          The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description	Method of Filing
4.1	Specimen Certificate of Common Stock, par value $0.001 per share of Northern Oil and Gas, Inc.	(1)
4.2	Articles of Incorporation of Northern Oil and Gas, Inc.	(2)
4.3	Bylaws of Northern Oil and Gas, Inc.	(3)
5.1	Opinion of Faegre & Benson LLP	Filed Herewith
5.2	Opinion of Faegre & Benson LLP	Filed Herewith
5.3	Opinion of Faegre & Benson LLP	Filed Herewith
23.1	Consent of Mantyla McReynolds LLC	Filed Herewith
23.2	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5.1, 5.2, and 5.3)	Filed Herewith
24	Power of Attorney (included on the signature page hereto)	(4)

(1)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(4)	Previously filed as an exhibit to the registration statement.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use;

	(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 2, 2010.

Northern Oil and Gas, Inc.
By:	/s/ Michael L. Reger
Name: Michael L. Reger
Title: Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Michael L. Reger	Principal Executive Officer and Director	July 2, 2010
Michael L. Reger

*	President and Director	July 2, 2010
Ryan R. Gilbertson

/s/ Chad D. Winter	Principal Financial Officer and Principal Accounting Officer	July 2, 2010
Chad D. Winter

*	Director	July 2, 2010
Loren J. O’Toole

*	Director	July 2, 2010
Carter Stewart

*	Director	July 2, 2010
Jack King

*	Director	July 2, 2010
Robert Grabb

*	Director	July 2, 2010
Lisa Bromiley Meier

*Michael L. Reger, by signing his name hereto, does hereby sign this document on behalf of the above-named officers and directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Michael L. Reger
Michael L. Reger
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Specimen Certificate of Common Stock, par value $0.001 per share of Northern Oil and Gas, Inc.	(1)
4.2	Articles of Incorporation of Northern Oil and Gas, Inc.	(2)
4.3	Bylaws of Northern Oil and Gas, Inc.	(3)
5.1	Opinion of Faegre & Benson LLP	Filed Herewith
5.2	Opinion of Faegre & Benson LLP	Filed Herewith
5.3	Opinion of Faegre & Benson LLP	Filed Herewith
23.1	Consent of Mantyla McReynolds LLC	Filed Herewith
23.2	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5.1, 5.2, and 5.3)	Filed Herewith
24	Power of Attorney (included on the signature page hereto)	(4)

(1)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.

(4)	Previously filed as an exhibit to the registration statement.